Exhibit 10.62
SECOND AMENDMENT TO GUARANTY

THIS SECOND AMENDMENT TO GUARANTY (this “Amendment”) is entered into as of February 10, 2022 by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Buyer”).

RECITALS

WHEREAS, Guarantor entered into that certain Guaranty in favor of Buyer, dated as of August 13, 2014 (the “Original Guaranty”) relating to that certain Master Repurchase Agreement, dated as of August 13, 2014, between ACRC Lender ML LLC, a Delaware limited liability company (“Seller”), and Buyer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor and Buyer amended the Original Guaranty by entering into that certain Amendment to Guaranty, dated as of September 22, 2016 (the Original Guaranty, as so amended, the “Existing Guaranty”); and

WHEREAS, on the date hereof, Seller and Guarantor have requested certain amendments and modifications be made to the Existing Guaranty, and Buyer has agreed to amend the Existing Guaranty as more specifically set forth herein (the Existing Guaranty, as amended pursuant to this Amendment and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree to amend the Existing Guaranty as follows:

Section 1.    Definitions. Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Guaranty, and if not defined in the Existing Guaranty, the meanings ascribed to them in the Repurchase Agreement.

Section 2.    Amendment. The Existing Guaranty is hereby amended as follows:

2.1    Amendment to Section 1 of the Existing Guaranty. The defined term “Recourse Debt” set forth in Section 1 of the Existing Guaranty is hereby deleted in its entirety.

2.2    Amendment to Section 9(a) of the Existing Guaranty. Section 9(a) of the Existing Guaranty is hereby amended and restated in its entirety as follows:

“(a)    Maximum Indebtedness to Tangible Net Worth Ratio. At the end of each Test Period, Guarantor (on a consolidated basis) shall maintain its ratio of Indebtedness to Tangible Net Worth to be not more than 4.50 to 1.00.”

2.3    Amendment to Section 9(b) of the Existing Guaranty. Section 9(b) of the Existing Guaranty is hereby amended and restated in its entirety as follows:

“[RESERVED]”

Section 3.    Reaffirmation; Acknowledgement. Guarantor hereby absolutely and unconditionally reaffirms its obligations under the Original Guaranty, as amended by this Amendment.

Section 4.    Representations and Warranties.

4.1    Representations and Warranties of Guarantor. As of the date of this Amendment (except to the extent specifically related to a different date), all representations and warranties of Guarantor contained in the Existing Guaranty are true and correct in all material respects and Guarantor hereby confirms each such representation and warranty made by it with the same effect as if set forth in full herein. Guarantor is in full compliance with all of the terms and provisions set forth in the Transaction Documents to which it is a party on its part to be observed and performed.

4.2    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the date of this Amendment, no Default or Event of Default has occurred and is continuing.

Section 5.     Limited Effect. Except as expressly set forth herein, the Existing Guaranty remains unmodified and in full force and effect. After the date hereof, all references in the Guaranty to “this Agreement”, “this Guaranty”, “hereof”, “herein” or words of similar effect in referring to the Existing Guaranty shall be deemed to be references to the Existing Guaranty as amended by this Amendment. All references to the Guaranty contained in any of the other Transaction Documents shall be deemed to be references to the Existing Guaranty as amended by this Amendment.

Section 6.    Conditions to Effectiveness. This Amendment shall be effective as of the first date Buyer shall have received a counterpart of this Amendment duly executed by the parties hereto.

Section 7.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be deemed to be an original.

Section 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.    Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of- pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of outside counsel to Buyer.

Section 10.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or are given any substantive effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by its officers thereunto duly authorized as of the date first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as Guarantor

By:	/s/ Elaine McKay
Name:	Elaine McKay
Title:	Vice President

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:	/s/ Jiawei Ding
Name:	Jiawei Ding
Title:	Authorized Signatory and Director

Acknowledged and Agreed as of the date hereof solely for purposes of Section 4.2 hereof:
ACRC LENDER ML LLC, a Delaware limited liability company, as Seller

By:	/s/ Elaine McKay
Name:	Elaine McKay
Title:	Vice President

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